UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2131 Palomar Airport Road, Suite 300 Carlsbad, California (Address of principal executive offices)	92011 (Zip Code)
Registrant’s telephone number, including area code: (760) 602-8422
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
2008 Base Salary, Bonus Target and Stock Option Grants
On December 14, 2007, the Compensation Committee of our Board of Directors recommended and our Board of Directors approved increases in base salary, 2008 bonus targets and the grant of performance stock options for our named executive officers. The following table sets forth the 2008 base salary, 2008 bonus target and the number of shares underlying the performance stock option grants:

		2008 Bonus	Performance
Name	2008 Base Salary	Target	Stock Options
Barry D. Quart, Pharm. D.	$400,000	50%	200,000
Kimberly J. Manhard	$282,500	35%	40,000
The stock options described above (i) were granted effective as of January 2, 2008 pursuant to our 2004 Stock Incentive Plan, (ii) terminate ten years after January 2, 2008 or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share equal to the closing price of our common stock as reported on the Nasdaq Capital Market on January 2, 2008. Subject to the optionholder’s continued service to us, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest monthly over the following three years; provided that such shares vest in full in the event of a change in our control.
Incentive Cash Bonuses
Our Board of Directors established targeted corporate goals for 2007, including the commencement of clinical trials and achievement of financial targets, which have been updated from time to time throughout the year to reflect changes to our operational and strategic goals. In connection with these goals, the Board of Directors established a target incentive cash bonus amount for each named executive officer. Actual incentive cash bonuses paid are solely at the discretion of the Board of Directors or Compensation Committee, may be higher or lower than the established target and are based upon a subjective overall determination of our performance relative to the corporate goals and the executive’s individual contribution to our corporate performance. Based on that determination, on December 14, 2007, the Compensation Committee recommended and the Board of Directors approved 2007 incentive cash bonuses to each named executive officer. For 2007, the incentive cash bonuses approved for each such named executive officer were:

2007
Name	Bonus
Barry D. Quart, Pharm. D.	$210,000
Kimberly J. Manhard	$112,500

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: December 20, 2007	/s/ Barry D. Quart
Barry D. Quart, Pharm. D.
Chief Executive Officer